Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Medallion Financial Corp. on Form S-3 (filed on October 7, 2019) of our reports dated March 13, 2019 on (i) the consolidated financial statements of Medallion Financial Corp. and subsidiaries as of December 31, 2018 and 2017 and for each of the three years in the three-year period ended December 31, 2018 and on the selected financial ratios and other data for each of the four years in the four-year period ended December 31, 2017, and the consolidated schedules of investments in and advances to affiliates as of and for the year ended December 31, 2017; and (ii) the effectiveness of internal control over financial reporting as of December 31, 2018; all of which appear in the Annual Report on Form 10-K of Medallion Financial Corp. for the year ended December 31, 2018. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Mazars USA LLP

New York, New York
October 7, 2019